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                                                                    Exhibit 10-8


                            PSYCHEMEDICS CORPORATION
                      1989 NON-QUALIFIED STOCK OPTION PLAN


     1. STATEMENT OF PURPOSE. The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to benefit PSYCHEMEDICS CORPORATION (the "Company") through the maintenance and development of its businesses by enabling the Company to attract and retain well-qualified "Outside Directors" to serve on its Board by providing a favorable opportunity to such persons to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, which Board for purposes of this Plan shall be referred to as the Committee. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

     3. ELIGIBILITY. Each "Outside Director" of the Company shall be eligible to receive automatic grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 4 hereof. A person shall be deemed an Outside Director if such person serves on the Board of Directors and is not, at the date such service commences, an employee of the Company or its subsidiaries. Any person who qualifies as an Outside Director but subsequently becomes employed by the Company or its subsidiaries shall not forfeit options granted hereunder unless such employment commences within six (6) months of the date such person was first named a director of the Company or any subsidiary.

     4. STOCK SUBJECT TO THE PLAN. The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 309,000 shares, subject to adjustment from time to time in accordance with Section 10 hereof.

     5. Automatic Grant of Options.
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     (a) INITIAL GRANT OF OPTIONS. Each individual who is initially elected or appointed as an Outside Director on or subsequent to March 15, 1996 shall receive, as the date of his or her initial election or appointment, an automatic grant of an Option to purchase 25,750 shares of Common Stock.


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     Subject to the provisions of Section 9 hereof, each option granted pursuant to this Section 4(a)(herein referred to individually as an "Initial Option" and collectively as "Initial Options") shall be for a term of ten (10) years. Each Initial Option shall become exercisable cumulatively in twenty-four (24) equal monthly increments of 1,072 shares (with the last such installment being for 1,094 shares), each commencing on the same numerical day of the month following the date of automatic grant pursuant to this Section 5(a). Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     (b) ANNUAL GRANT OF OPTIONS. Commencing on March 15, 1996, and continuing in effect on the 15th day of March of each subsequent calendar year, each individual who is at the time serving as an Outside Director shall receive an additional automatic grant of an Option to purchase 20,600 shares of Common Stock. Each Option granted pursuant to this Section 5(b)(herein referred to individually as an "Annual Option" or collectively as "Annual Options") shall be for a term of ten (10) years. Each Annual Option shall become exercisable in full twelve (12) months following the date of automatic grant pursuant to this
Section 5(b). The Annual Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term.

     The foregoing automatic grant dates under Sections 5(a) and 5(b) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates" and the Outside Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be nominated by management of the Company as a director of the Company, or interfere in any way with the right of the Company and its Board of Directors to remove such optionee as a director of the Company in accordance with the Company's by-laws and applicable state law.

     6. EXERCISE PRICE. The price per share payable upon exercise of an Option ("Exercise Price") shall be the fair market value per share of Common Stock as of the applicable Automatic Grant Date.


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     For purposes of establishing the Exercise Price, the "fair market value"
shall be deemed to be the mean of the bid and asked prices of the Common Stock at the close of the trading day next preceding the applicable Automatic Grant Date, except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the date next preceding the applicable Automatic Grant Date.

     7. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or by shares of the Common Stock of the Company, or by a combination of these methods.

     At the time of exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Without limiting any of the foregoing, no Option may be exercised until this Plan, as amended, has been submitted to and approved by the stockholders of the Company in accordance with law. If stockholder approval is not obtained, any options previously granted shall be void.

     8. TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER. In the event the Optionee's service on the Board of Directors is terminated for any reason other than death or permanent disability such optionee's option shall cease to further vest and all rights to purchase shares which have accrued pursuant thereto shall terminate within ten (10) days of such termination of service on said Board.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the


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extent the option was exercisable at the date of such death or permanent disability by the optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, for a period of one (1) year after the date of death or permanent disability, but in any event not later than ten years after the date the option was granted.

     9. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution , or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules thereunder. Subject to the foregoing, each option shall be exercisable during an Optionee's lifetime only by the Optionee.

     10. ADJUSTMENT. The number of shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, all Options shall fully vest unless the Committee should determine otherwise that there shall be substituted, on an equitable basis, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding Options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     11. AMENDMENT OR DISCONTINUANCE OF PLAN. This Plan may from time to time be amended or discontinued by action of the Board of Directors or by the stockholders of the Company; provided that: (a) any increase in the maximum number of shares for which Options may be granted under the Plan, any change in the method of automatic grant, or any change in the provisions relating to the persons to whom Options shall be granted must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change; and (b) the Board of Directors shall not have authority to change (i) the Option prices, or (ii) the periods during which Options may be granted or exercised, or (iii) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of any Optionee, affect his rights under an Option theretofore granted to him.


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     12. EFFECTIVE DATE. The Plan was adopted by the Board of Directors and approved by the stockholders of the Company effective September 22, 1989. The Plan was amended and restated by the Board of Directors and approved by the stockholders effective March 15, 1996. The number of shares set forth above as being reserved for issuance under the Plan reflects the adjustment in such number of shares made as a result of the stock dividend distributed by the Company on July 3, 1996 to holders of record on June 21, 1996.






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